UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934 (Amendment No.     )
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Professional Veterinary Products, Ltd.

(Name of Registrant as Specified In Its Charter)
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PROFESSIONAL VETERINARY PRODUCTS, LTD.
10077 South 134th Street
Omaha, Nebraska 68138

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On January 8, 2010

To the Shareholders of Professional Veterinary Products, Ltd.:

Notice hereby is given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Professional Veterinary Products, Ltd. (the “Company”) will be held at the Company’s principal office, 10077 South 134th Street, Omaha, Nebraska 68138, on Friday, January 8, 2010, at 10:00 a.m., local time. The purposes of the Annual Meeting are:

1. To consider and act upon a proposal to elect the Class I Directors of the Company to serve until the 2013 Annual Meeting of Shareholders.

2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors currently is not aware of any other business to come before the Annual Meeting, and the foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only shareholders of record at the close of business on November 20, 2009 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. Shares of common stock may be voted at the Annual Meeting only if the shareholder is present at the Annual Meeting in person or by valid proxy. The Company intends to mail the proxy statement and accompanying proxy card on or about November 24, 2009 to all shareholders entitled to notice of and to vote at the Annual Meeting as well as a copy of the Company’s 2009 Annual Report to Shareholders, which includes audited financial statements. The Annual Report is not part of the proxy solicitation materials.

All shareholders are cordially invited to attend the Annual Meeting in person. We suggest that you carefully read the proxy statement. To assure the presence of a quorum, you are requested to vote your share by submitting your proxy via the Internet, by phone, or by signing, dating and returning the proxy card by facsimile or mail at your earliest convenience, whether you plan to attend the Annual Meeting. The proxy will not be used if you attend and vote at the Annual Meeting in person.

By Order of the Board of Directors,

/s/ Eileen Sam Holly Morris, D.V.M.
Eileen Sam Holly Morris, D.V.M.
Corporate Secretary

Omaha, Nebraska
November 24, 2009

YOUR PROXY VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARE BY SUBMITTING
YOUR PROXY VIA THE INTERNET OR BY PHONE, FACSIMILE OR MAIL.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSALS TO BE VOTED UPON PROPOSAL 1: Election of Class I Shareholder Directors
INFORMATION ABOUT THE BOARD OF DIRECTORS
NOMINEES AND CURRENT DIRECTORS
DIRECTOR COMPENSATION AND BENEFITS
MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
FISCAL 2009 PENSION BENEFITS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
ANNUAL REPORT AND FINANCIAL STATEMENTS
OTHER BUSINESS

PROFESSIONAL VETERINARY PRODUCTS, LTD.
10077 South 134th Street
Omaha, Nebraska 68138

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
JANUARY 8, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies from the shareholders of Professional Veterinary Products, Ltd. (the “Company”) to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) on Friday, January 8, 2010, at 10:00 a.m., local time, and at any adjournments thereof. The Annual Meeting will be held at the Company’s principal office, 10077 South 134th Street, Omaha, Nebraska 68138. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR the election of the Class I Director nominees named herein; and (ii) with respect to any other matters properly brought before the Annual Meeting, in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with the judgment of the proxy holders.

The Company intends to mail this proxy statement and accompanying proxy card on or about November 24, 2009 to all shareholders entitled to vote at the Annual Meeting.

Voting Rights and Quorum Requirement

Holders of shares of the Company’s common stock (the “Common Stock”) of record at the close of business on November 20, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting. As of that date, there were 1,928 shares of Common Stock outstanding. Each shareholder entitled to vote will have one vote for each share of Common Stock owned as of the Record Date on any matter which may properly come before the meeting.

In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if a majority of the outstanding shares of the Common Stock as of the Record Date are represented in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called “abstentions”) will be counted for the purpose of determining whether a quorum is present. None of the Company’s Common Stock is held by a broker; accordingly, broker non-votes will not impact the determination of a quorum.

Required Vote

Election of Directors.  Directors are elected by a plurality of the votes cast, which means that the director nominees receiving the highest number of votes for their election will be elected as directors. Abstentions and broker non-votes, if any, are not counted as votes for the election of any director nominee.

Other Matters.  Approval of other matters submitted to shareholders for consideration and action at the Annual Meeting requires that the number of votes cast for the matter exceeds the number of votes cast against the matter. Abstentions and broker non-votes, if any, will be disregarded in determining whether a matter has been approved.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate votes cast for or against each proposal or withheld and abstentions.

Methods of Voting

Shareholders of record can direct their votes by proxy as follows:

•	Via the Internet: Shareholders may submit voting instructions to the proxy holders through the Internet by following the proxy voting instructions enclosed with the Notice of Internet Availability.

•	By Telephone: Shareholders may submit voting instructions to the proxy holders by telephone by following the proxy voting instructions enclosed with the Notice of Internet Availability.

•	By Mail or Facsimile: If a printed proxy statement is requested, shareholders may sign, date and return proxy cards in the pre-addressed, postage-paid envelope that will be provided or via facsimile.

•	At the Meeting: If you attend the Annual Meeting, you may vote in person by ballot, even if you have previously returned a proxy card or otherwise voted.

One-Page Notice Regarding Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability.

Proxy Voting and Revocability of Proxies

Shares can only be voted at the Annual Meeting if the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his, her or its share at the Annual Meeting. The share of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with the shareholder’s directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted FOR the persons nominated by the Board for election as Class I Directors.

Execution of the accompanying proxy card will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by submitting a subsequent proxy or by voting at the meeting by giving either personal or written notice of such revocation to Stephen J. Price, President/CEO, Professional Veterinary Products, Ltd., at the Company’s offices at 10077 South 134th Street, Omaha, Nebraska 68138, or to the person designated as the Corporate Secretary at the commencement of the Annual Meeting.

Attendance and Voting at the Annual Meeting

If you are a shareholder on of the Record Date, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted on a proxy card. We encourage you to vote your share in advance of the Annual Meeting date by returning the enclosed proxy card, even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting as described above even if you have already voted.

Costs of Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other employees of the Company.

EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN
THE ENCLOSED PROXY CARD BY FAX, MAIL, TELEPHONE OR VIA INTERNET VOTING
IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED. IF A SHAREHOLDER
DECIDES TO ATTEND THE MEETING, HE, SHE OR IT MAY,
IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARE IN PERSON.

Each shareholder should read this information before voting and/or completing and returning the enclosed proxy card. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed form of proxy, please call the Company at (402) 331-4440.

PROPOSALS TO BE VOTED UPON
PROPOSAL 1: Election of Class I Shareholder Directors

Pursuant to the Company’s Second Amended and Restated Articles of Incorporation (“Articles of Incorporation”), the Company is required to elect eight shareholder directors and may elect the Company’s President as a non-voting director and elect up to two additional non-shareholder directors. Shareholder directors are divided into three classes with each class serving a three-year term. Class I consists of two directors, representing Districts 3 and 7. Class II consists of three directors, representing Districts 1, 2 and 6. Class III consists of three directors, representing Districts 4, 5 and 8.

At the Annual Meeting, the Class I Directors are to be elected to serve until the 2013 Annual Meeting of Shareholders and until their respective successors have been elected and qualified. Eileen Sam Holly Morris, D.V.M. (District 3) and Thomas E. Wakefield, D.V.M. (District 7) have been nominated to be elected at the Annual Meeting, and if elected, will hold office until his or her successor shall have been elected and qualified. District 3 is comprised of the states of Illinois and Wisconsin. District 7 is comprised of the states of Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, Vermont, and West Virginia. Detailed information on each nominee is provided in the “NOMINEES AND CURRENT DIRECTORS” section below.

Voting Requirement and Board Recommendation

Assuming that a quorum is present, the affirmative vote of the holders of a plurality of the shares present in person or by valid proxy is required to approve this Proposal 1: Election of Class I Directors and elect each of the director nominees.

Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies FOR the election of such nominees. Although the Board anticipates that the nominees will be available to serve as directors of the Company, if either of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.

YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
EACH OF THE CLASS I DIRECTORS TO HOLD OFFICE UNTIL THE 2013 ANNUAL
MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED.

INFORMATION ABOUT THE BOARD OF DIRECTORS

NOMINEES AND CURRENT DIRECTORS

The Board currently is comprised of nine directors of which eight are shareholders and licensed veterinarians and one is a non-shareholder. Each shareholder director, or the practice for which he or she is a member, owns one share of the Company’s Common Stock. The Board of Directors has general oversight responsibility for the Company’s affairs pursuant to the Nebraska Business Corporation Act and the Company’s Bylaws. In exercising its fiduciary duties, the Board of Directors represents and acts on behalf of the shareholders. Although the Board of Directors does not have responsibility for the day-to-day management of the Company, it stays informed through periodic meetings and site visits.

Nominees for the Board of Directors

The following table contains information about the persons nominated for election at the Annual Meeting of Shareholders:

Class I Director Nominees

				Year First
				Became	Term
Name	Age	District	Class	Director	Expires(1)

Eileen Sam Holly Morris, D.V.M.	58	3	I	2006	2010
Thomas E. Wakefield, D.V.M.	37	7	I	2006	2010

(1)	Prior to 2007, the Company historically held its Annual Meeting of Shareholders in December of each year. In 2007, the Board of Directors elected to hold the Annual Meeting of Shareholders in January 2008 and did not hold an Annual Meeting in the 2007 calendar year. Accordingly, Drs. Morris and Wakefield were elected in December 2006 and will serve until the Annual Meeting to be held on or about January 2010.

Eileen Sam Holly Morris, D.V.M., has served as a Director since December 8, 2006. She has been the Hospital Director of Plum Creek Regional A.M.C. in Crete, Illinois since November 1981, and has been an independent consultant associated with the Veterinary Practice Consultants since 2003, concentrating in Practice Management and optimizing the use of the AviMark Computer Software system in practices. Dr. Morris received a Doctor of Veterinary Medicine degree from the University of Illinois in 1976. Dr. Morris also is a member of several veterinary associations.

Thomas E. Wakefield, D.V.M., has served as a Director since December 8, 2006. He has been a partner of the Perry Veterinary Clinic since January 2004. Prior to that, Dr. Wakefield was an associate veterinarian for that clinic. Dr. Wakefield received a Doctor of Veterinary Medicine degree from The Ohio State University College of Veterinary Medicine in 1997.

Class II and Class III Directors and Non-Shareholder Director

The following table contains information about the persons currently serving as directors through 2011 and 2012:

				Year First
				Became	Term
Name	Age	District	Class	Director(1)	Expires(2)

Donald R. Fogle, D.V.M.	56	6	II	2008	2011
A. Donald Janezic, Jr.(1)	63	—	—	2005	2012
James Alan Hoffmann, D.V.M.	44	4	III	2009	2012
Charles W. Luke, D.V.M.	57	5	III	2009	2012
Rhonda Lee Pierce, D.V.M.	41	8	III	2009	2012
Scott A. Shuey, D.V.M.	42	2	II	2004	2011
Vicky Wilkey, D.V.M.	53	1	II	2008	2011

(1)	Mr. Janezic is a non-shareholder director.

(2)	As noted above, the Company historically held its Annual Meeting of Shareholders in December of each year until 2007. Mr. Janezic was elected in December 2005 and reelected in February 2009 and will serve until the Annual Meeting to be held on or about January 2012. Dr. Shuey was elected in December 2004 and reelected in February 2008 and will serve until the Annual Meeting to be held on or about January 2011.

Donald R. Fogle, D.V.M., has been in private practice in Northwest Ohio for more than 20 years at Northwest Veterinary Hospital Inc. Since October 2005, Dr. Fogle also has provided veterinary services to BDP Veterinary Partners LLC d/b/a Cat Tales. He has a special interest in diagnostic ultrasound and is a member of the Veterinary Ultrasound Society, AVMA, and OVMA. Dr. Fogle is a 1984 graduate of The Ohio State University College of Veterinary Medicine and also received a Master of Science degree in 1980 and a Bachelor of Science degree in Animal Science 1976.

A. Donald Janezic, Jr., C.P.A. has served as a Director since December 16, 2005. He has been Chief Financial Officer of R.C. Bigelow since August 1987. Mr. Janezic has acted as a financial consultant to the Company’s Board of Directors during 2005. Mr. Janezic earned his Master’s degree in accounting from the University of New Haven in 1983 and has been a CPA since 1972.

James Alan Hoffmann, D.V.M. has been the owner of Westside Veterinary Clinic in Searcy, Arkansas since 1992. He is a practicing mixed animal veterinarian. Dr. Hoffmann received a Doctor of Veterinary Medicine degree from the University of Missouri — College of Veterinary Medicine in 1990.

Charles W. Luke, D.V.M. has been the owner and manager of Solomon Valley Veterinary Hospital in Beloit, Kansas since 1979. Dr. Luke received a Doctor of Veterinary Medicine degree from Kansas State University in 1977.

Rhonda Lee Pierce, D.V.M. has been an Associate Veterinarian with Centreville Animal Hospital in Centreville, Virginia since 1997. Centreville Animal Hospital is a seven doctor small animal practice. Dr. Pierce received a Doctor of Veterinary Medicine degree from Iowa State University in 1994. After receiving her D.V.M., she practiced in Virginia and Iowa. Dr. Pierce also volunteers at many of the local schools and church groups teaching children about veterinary medicine, pet care and pet safety.

Scott A. Shuey, D.V.M., has served as a Director since December 10, 2004. He has been a large animal veterinarian for and the Corporate President and Senior Partner at Southern Hills Veterinary Services, Inc. in Corning, Iowa since 1995. Dr. Shuey received a Doctor of Veterinary Medicine degree from Kansas State University in 1995.

Vicky Wilkey, D.V.M., has been the owner of a small animal veterinary practice in South Dakota, The Visiting Vet, since September 1993. Dr. Wilkey received a Doctor of Veterinary Medicine degree from Iowa State University in 1982. She also received a Bachelor of Science degree in Microbiology in 1978 from South Dakota State University.

Geographic Districts

The geographic boundaries of the districts are provided for in the Company’s Bylaws and may be revised by the Board from time to time but no more frequently than annually to more accurately represent an equitable number of shareholders. Each shareholder director’s professional practice must be located in the district in which he or she is elected at the time of the election. Non-shareholder directors are not required to be affiliated with any geographic districts.

The following map illustrates the geographic breakdown of the eight districts:

Meetings and Attendance of the Board of Directors

The Company’s Board held seventeen (17) meetings during the fiscal year ended July 31, 2009. During fiscal 2009, all of the incumbent directors attended at least 75% of the total number of meetings of the Board and of all Board Committees of which the directors were members and expected to attend.

Although the Company does not have formal policy regarding attendance by its members of the Board of Directors at the Company’s Annual Meeting of Shareholders, it encourages all directors to attend. None of the current members of the Board attended the 2009 Annual Meeting of Shareholders held on February 19, 2009 by telephone conference or in person.

DIRECTOR COMPENSATION AND BENEFITS

Directors receive an annual compensation package that is designed to attract, motivate and retain highly-qualified independent professionals to represent the Company’s shareholders. The Company’s 2009 compensation package for directors is comprised of cash meeting fees. Prior to December 2008, directors were paid $2,000 per day for attendance at the Company’s Mid-Year and Annual Meetings and any specially-called Board meetings, if the director was present in person, and directors whose travel time exceeded one-half day also received $1,000 per travel day. In December 2008, the Board approved a 10% reduction in board fees to $1,800 per day for attendance at the Mid-Year and Annual Meetings and to $900 per travel day. Directors receive $180 per meeting for participation via teleconference. In addition, directors are reimbursed for their expenses related to attendance of meetings, including travel and lodging at the meeting location. No other compensation may be paid to directors without further action of the Board.

Director Stock Ownership

The Company requires that its directors be shareholders or represent entities who are shareholders, except for two directors that may be elected at-large, and the Company’s President who may be elected as a non-voting member.

2009 Compensation

Cash compensation varies by director based on the number of Committee meetings held and the Committees on which the director serves.

	Fees Earned
	or Paid	All Other
	in Cash	Compensation(1)	Total
Name	($)	($)	($)

Donald R. Fogle, D.V.M.	$13,870	$887	$14,757
James Alan Hoffmann, D.V.M.	$13,770	$2,515	$16,285
A. Donald Janezic, Jr.	$19,988	$8,476	$28,464
Charles W. Luke, D.V.M.	$13,310	$505	$13,815
Eileen Sam Holly Morris, D.V.M.	$14,490	$258	$14,748
Rhonda Lee Pierce, D.V.M.	$13,870	$2,467	$16,337
Scott A. Shuey, D.V.M.	$17,790	$894	$18,684
Thomas E. Wakefield, D.V.M.	$13,510	$709	$14,219
Vicky Wilkey, D.V.M.	$13,310	$831	$14,141

(1)	Includes reimbursements for expenses related to attendance of meetings, including travel and lodging at the meeting location

Committees of the Board

To facilitate deeper penetration of certain key areas of oversight, the Board has established three committees: Executive, Corporate Governance, and Audit. The functions performed by these committees are summarized below:

Executive Committee

The Executive Committee is comprised of Mr. Janezic, Dr. Morris, Dr. Shuey, and Dr. Wakefield. Dr. Shuey is the Chairman of the Committee. The Committee’s duties include, among other things, involvement in long-range planning, the formulation of corporate policies, and making recommendations to the Board concerning salaries and incentive compensation for Company officers and employees. The Executive Committee met four (4) times during the fiscal year ended July 31, 2009. The Executive Committee Report on Executive Compensation for 2009 is set forth below. The Executive Committee adopted a charter on March 23, 2000. A current copy of the Committee’s Charter is available on the Company’s website (http://www.pvpl.com) under “Investor Relations.” Information contained in the Company’s website is not incorporated by reference into this proxy statement, and you should not consider information contained in the Company’s website a part of this proxy statement.

Corporate Governance Committee

The Corporate Governance Committee acts as a nominating committee. This Committee is comprised of Drs. Luke, Shuey, Wakefield, and Wilkey. Dr. Wakefield is the Chairman of the Committee. The Corporate Governance Committee met two (2) times during the fiscal year ended July 31, 2009.

The purposes of the Corporate Governance Committee, include, without limitation, identifying and endorsing qualified individuals for nomination as directors of the Board, recommending committee assignments to the full Board annually, designing and managing methods of evaluation for the Board’s collective performance, individual members’ performances and Chief Executive Officer’s performance, recommending appropriate levels and forms of director compensation to the Board of Directors, addressing current issues of corporate governance and making recommendations to the Board, and ensuring appropriate succession plans for the Chief Executive Officer and key employee positions. The Company believes that each member of the Corporate Governance Committee satisfies the independence standard for directors set forth in the listing standards of the New York Stock Exchange (“NYSE”). The Corporate Governance Committee has recommended that the Board of Directors nominate Drs. Morris and Wakefield for reelection.

The Corporate Governance Committee adopted a written charter on July 17, 2003, as amended June 11, 2008. A current copy of the Committee’s Charter is available on the Company’s website (http://www.pvpl.com) under “Investor Relations.” Information contained in the website is not incorporated by reference into this proxy statement, and you should not consider information contained in the Company’s website a part of this proxy statement.

Director nominees are chosen by the entire Board of Directors, after considering the recommendations of the Corporate Governance Committee. As a matter of course, the members of the Corporate Governance Committee review the qualifications of various persons. The Corporate Governance Committee does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders, but it will consider suggestions received from shareholders regarding director nominees and will review all candidate recommendations. To recommend a director candidate, a shareholder should contact the chairperson of the Committee by writing to: Chairperson of the Corporate Governance Committee, c/o Professional Veterinary Products, Ltd., 10077 South 134th Street, Omaha, Nebraska 68138. Shareholders should also review the deadlines for submitting proposals or director nominations set forth in the section “SHAREHOLDER PROPOSALS.”

With regard to specific qualities and skills, the Company’s Articles of Incorporation require that eight of the directors be veterinarian shareholders of the Company and permits the election of two additional non-shareholders as voting Board members. The President of the Company also may be elected as a non-voting member. The Corporate Governance Committee believes it necessary that at least a majority of the members of the Board of Directors qualify as “independent” under NYSE Sec. 303A. The Company currently believes that at least a majority of its current Board members are considered independent, and that each of the Board nominees is independent under NYSE Sec. 303A. In addition to these specific requirements, the Corporate Governance Committee takes into account all factors it considers appropriate, which may include geographic representation, personal and professional skills, general business acumen and experience, and the highest personal and professional integrity. Generally, the Corporate Governance Committee will first consider current Board members because they meet the criteria listed above and possess knowledge of the Company’s history, strengths, weaknesses, goals, and objectives. The Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee identifies and evaluates nominees for director by considering the recommendations of constituents, board members, staff members and other executives. All nominees are evaluated using the criteria discussed above and set forth in the Committee’s Charter.

Audit Committee

The Audit Committee is comprised of Dr. Fogle, Dr. Hoffmann, Dr. Morris, Dr. Pierce, and Mr. Janezic. Mr. Janezic is the Chairman of the Committee. This Committee serves as a direct link between the Board and the independent registered public accounting firm and regularly meets with such public accounting firm to review the audit function. The Audit Committee’s primary purpose is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal control. The Audit Committee reviews the services provided by the Company’s independent registered public accounting firm, consults with the public accounting firm, and reviews the need for internal auditing procedures and the adequacy of internal controls. The Audit Committee met four (4) times during the fiscal year ended July 31, 2009.

The Company believes that its Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Audit Committee satisfies the independence and audit committee membership criteria set forth in the listing standards of NYSE Listed Company Manual. Specifically, each member of the Audit Committee:

•	will be independent under NYSE Section 303A.

•	will meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act;

•	will not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three fiscal years; and

•	will be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

The Board of Directors has determined that Mr. Janezic currently is considered the “audit committee financial expert” as defined under the rules of the SEC issued pursuant to Section 407 of the Sarbanes-Oxley Act. In addition to Mr. Janezic, the Board of Directors believes that its members are capable of analyzing and evaluating its financial statements and understanding internal controls and procedures for financial reporting and that their experience and non-financial expertise as practicing veterinarians is appropriate for the Company and in the best interest of its shareholders who are all practicing veterinarians. Like many Companies, it is difficult for the Company to attract and retain board members who qualify as an “audit committee financial expert” and competition for these individuals is significant. Prior to his election as a director in December 2005, Mr. Janezic was retained as a financial consultant to advise the Audit Committee and the Board.

On June 12, 2007, the Audit Committee approved an Amended and Restated Charter and recommended such Charter to the full Board of Directors for approval. On June 21, 2007, the Board of Directors adopted the Amended and Restated Charter, a copy of which was attached as Appendix A to the proxy statement filed on November 28, 2007.

Audit Committee Report

The following report of the Audit Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company with the SEC under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent that the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal control. The Company’s management has the primary responsibility for the financial statements and the reporting process, including maintenance of the Company’s system of internal controls. The Company retains an independent registered public accounting firm who is responsible for conducting an independent audit of the Company’s financial statements, in accordance with the standards of the Public Company Accounting Oversight Board, and issuing a report thereon.

The Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended July 31, 2009 with management and the Company’s independent registered public accounting firm, BKD, LLP, and in issuing this report, has relied on the responses and information provided to the Audit Committee by management and the independent registered public accounting firm. The Committee also has discussed with BKD, LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees or Others with Equivalent Authority and Responsibility), as amended (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board. The Committee has received and reviewed the written disclosures and the letter from BKD, LLP, required by applicable requirements of the Public Company Accounting Oversight Board, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2009, for filing with the SEC.

Audit Committee:

A. Donald Janezic. Jr., Chairman
Donald R. Fogle, D.V.M.
Eileen Sam Holly Morris, D.V.M.
James Alan Hoffmann, D.V.M.
Rhonda Lee Pierce, D.V.M.

Executive Committee Interlocks and Insider Participation

None of the members of the Executive Committee during fiscal 2009 or as of the date of this proxy statement is or has been an officer or employee of the Company. There were no transactions between any member of the Executive Committee and the Company that occurred during 2009 which would require disclosure under Item 404 of Regulation S-K. During fiscal 2009, no executive officer of the Company served as a director or member of the compensation committee of any other entity, one of whose executive officers served as a director or member of the Executive Committee of the Company.

Code of Ethics

The Board of Directors adopted a Code of Ethics on June 1, 2005, that applies to the principal executive officer and the principal financial and accounting officer in accordance with the rules prescribed by the SEC. The Code of Ethics is posted on the Company’s website (http://www.pvpl.com) under “Investor Relations.” The Company intends to satisfy the disclosure requirements under Form 8-K regarding an amendment to, or a waiver from, a provision of its Code of Ethics relating to such principal executive officer and the principal financial and accounting officer by posting such information on its Internet website. Information contained in the Company’s website is not incorporated by reference into this proxy statement and you should not consider information contained in the Company’s website a part of this proxy statement.

Shareholder Communication

The Company does not have a formal policy relating to shareholder communication. The Company’s current practice includes mailing to each shareholder the contact information for the board member elected from such shareholder’s district after the Annual and Mid-Year Meetings of the Board. At the Annual Meeting of Shareholders, the shareholders will be given the opportunity to ask general questions of the directors. Further, any shareholder who desires to contact the Board of Directors or any individual director may do so through the Company’s website (http://www.pvpl.com) or by writing to: Professional Veterinary Products, Ltd. Board of Directors, 10077 South 134th Street, Omaha, Nebraska 68138. Communications should be addressed to the Chairman of the Board of Directors or to the individual director’s name.

MANAGEMENT

On December 3, 2008, the Company announced the retirement of Dr. Lionel L. Reilly, its President and Chief Executive Officer and the appointment of Stephen J. Price as the Company’s new President. Dr. Reilly served as Chief Executive Officer until January 31, 2009, at which time, Mr. Price became the Chief Executive Officer. Since his retirement, Dr. Reilly has advised the Company and its Board of Directors pursuant to a Consulting Agreement. See “Reilly Employment and Consulting Agreements” below.

On March 13, 2009, the Company announced the resignation of Neal Soderquist, its Executive Vice President and Chief Financial Officer, and the retention of Tara Chicatelli as its new Chief Financial Officer. Mr. Soderquist continued serving as Chief Financial Officer until March 30, 2009, on which date Ms. Chicatelli commenced her employment.

The Company’s day to day affairs are managed by the Company’s executive officers who are appointed for a one year term, and its Board of Directors. During fiscal 2009, the following individuals served as executive officers of the Company:

Name	Age	Position

Stephen J. Price	50	President and Chief Executive Officer
Tara Chicatelli	35	Chief Financial Officer
Lionel L. Reilly, D.V.M.(1)	66	President and Chief Executive Officer
Neal B. Soderquist(2)	54	Chief Financial Officer and Vice President

(1)	As noted above, Dr. Reilly retired in December 2008 as President of the Company and on January 31, 2009, as Chief Executive Officer.

(2)	As noted above, Mr. Soderquist resigned as Chief Financial Officer in March 2009.

Stephen J. Price is the Company’s President and Chief Executive Officer. Prior this position, Mr. Price was the Chief Operating Officer from February 2006 — December 2008, Vice President of Sales and Marketing from August 2005 — February 2006, and the Director of Sales & Marketing from May 2005 — July 2005. From 2002 — 2005, Mr. Price was the General Manager for ProConn, LLC, a wholly-owned subsidiary of the Company. Before joining the Company, he was employed by Hi-Pro Animal Health, a former animal health supplier, in Friona, Texas, and his responsibilities included Business Development and Special Projects. Mr. Price earned his Bachelor’s degree in agriculture (animal science) from Oklahoma State University, Stillwater in 1982. See “CEO Employment Agreement” below for the terms of his employment.

Tara Chicatelli is the Company’s Chief Financial Officer. Prior to joining the Company in March, Ms. Chicatelli was the Retail Controller at La-Z-Boy Incorporated from 2006 through 2008 where she directed the financial affairs of the accounting division. La-Z-Boy is the largest reclining-chair manufacturer in the world and one of North America’s largest manufacturers of upholstered furniture. From 2004 through 2006,

Ms. Chicatelli was the Director of Operations at Kmart/Sears Holdings Corporation where she led the organization’s core strategies, objectives, and initiatives. Ms. Chicatelli earned her Bachelor’s degree in International Business/Languages from Gannon University and her MBA from Pennsylvania State University.

Lionel L. Reilly, D.V.M. retired in January after serving as the President and CEO of the Company since 1994. From 1983 to 1994, Dr. Reilly was Vice President of Business Operations and functioned as the CEO. He joined the Company shortly after it was founded. Dr. Reilly spent several years as a military veterinarian, over five years in private clinical veterinary practice and five years in the industry as a researcher and technical services veterinarian. He has a degree from Kansas Wesleyan University in Salina, Kansas. Dr. Reilly graduated in 1970 from the College of Veterinary Medicine, Kansas State University, Manhattan, Kansas. See “Reilly Employment and Consulting Agreements” below.

Neal B. Soderquist resigned from the Company in March after serving as the Chief Financial Officer since 1994 and Vice President of Finance since March 2007. Prior to that time, Mr. Soderquist was the Vice President of Finance and Technology from July 2005 — March 2007, and Controller and managed most of the human resource functions from 1989 to 1994. In 1975, he received an Associate’s degree in accounting from the Lincoln School of Commerce in Lincoln, Nebraska. See “Soderquist Severance Agreement” below.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company is a leading wholesale distributor of animal health products to veterinarians and their related businesses. The Company distributes to its customers approximately 20,000 different products including biologicals, pharmaceuticals, parasiticides, instruments and equipment and also offers industry-exclusive programs on inventory and staff management. Approximately 14,000 products are inventoried for immediate shipment and the remaining items are either drop-shipped from the manufacturer to the customer or are special order items. The Company primarily sells branded products as marketed by the major animal health manufacturers and suppliers. The Company does not currently private label any products.

Going forward, the Company intends to continue as a leading supplier of animal health products by offering a complete assortment of items and services at competitive prices and by supporting its products with superior customer service. Achieving these goals requires a highly talented and motivated executive team. Also, given our prominence in the industry, many of our executives are potential candidates for senior leadership roles at other companies in our industry, as well as companies in many other industries. Thus, our executive compensation program is designed to be competitive with those of companies in our industry, considering our size and scale, and competitive with companies in general industry of the same size and larger, in order to attract and retain the best executives and keep them motivated. The successful execution of our business strategy requires that we have a competitive, performance-based compensation program.

The Executive Committee of the Board of Directors is responsible for establishing executive compensation policies and overseeing executive compensation practices at the Company.

Executive Compensation Philosophy

The Company’s executive compensation program has been designed to provide a total compensation package that will enable the Company to attract, motivate, and retain people who are capable of discharging responsibilities in a Company larger than its present size, thus ensuring leadership continuity for the organization as we grow. The executive pay program is designed to reward the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) for both Company performance and the executive’s individual performance and contribution to the Company’s overall business objectives.

The Executive Committee of the Board carries out the executive compensation philosophy of the Company. The Committee establishes and monitors the Company’s overall compensation strategy to ensure that executive compensation supports the Company’s business objectives. In carrying out its responsibilities, the Committee reviews and determines the compensation (including base salary, annual cash bonus, and other benefits) of the Company’s CEO and CFO. The Company carries out the executive compensation philosophy through the following compensation principles:

•	Provide total compensation that is competitive with the markets and industries in which the Company competes for talent such that it will attract, motivate, and retain a highly capable and performance-focused executive team

•	Link executive rewards to the financial performance of the Company as well as the executive’s individual performance and contribution to the Company’s overall business objectives.

Elements of Compensation

The primary elements of the Company’s 2009 executive compensation package include: base salary, annual cash bonus opportunity, perquisites, health and welfare benefit program, Profit Sharing Plan, 401(k) Plan, and a non-qualified defined benefit plan. Individual elements of the Company’s total compensation are determined after consideration of an executive’s total compensation (base salary, bonus and the defined benefit plan).

To remain competitive, the Committee periodically benchmarks our executive compensation program to determine how well actual compensation targets and levels compare to our overall philosophy and target markets. The primary focus of the benchmarking process is on companies in our general industry of similar or larger size and scope (“target market”). This benchmarking considers information from proxy data for our CEO and CFO, and compensation data from surveys published by leading human resource organizations. Given our size, the actual companies used in the benchmarking may vary from year to year, but generally the comparisons consider practices of other companies with revenues that are similar to our Company’s revenues. The Committee also considers the compensation levels at other companies in the animal health distributor sectors. It is expected that the compensation levels for our executive officers will be relatively similar in our industry given our size, scale and complexity relative to those other companies.

Based on its assessment of these data, each year the Committee determines whether the overall executive compensation program is consistent with our business strategy and objectives and promotes the Company’s philosophy. Actual compensation levels can vary significantly up or down from the targeted levels based on the performance of the Company. Thus, the resulting compensation levels can fall in the lower or upper quartiles based on performance.

Base Salary

The Company’s base salary is a fixed element of compensation that is paid to each named executive officer for the performance of his or her primary job duties and responsibilities. Base salaries at the Company are reviewed annually. Market adjustments to named executive officer base salaries are generally made when there is a significant change in position responsibilities or if competitive market data indicates a significant deviation compared to market salary practices.

The actual salaries paid to each of the Company’s named executive officers will vary based on the performance of the individual and the business unit under his or her leadership, the Company’s performance, and economic and business conditions affecting Company at the time of the review. In December 2008, the Board approved 10% reductions to the base salaries of Dr. Reilly and Messrs. Price and Soderquist, effective January 1, 2009. This reduction resulted from the current economic environment and the Company’s performance.

Annual Cash Bonus

Payments under the Company’s annual cash bonus program is a discretionary program of the Executive Committee and is designed to reward executives after consideration of the Company’s overall financial results considering economic and business conditions affecting the Company, the executive’s performance and contribution to the Company’s overall business objectives and the prior year’s bonus payment. The annual cash bonus program provides motivation for executives to improve the Company’s annual financial results, which leads to long-term success. The cash bonus is based on a formula which is equal to 1% of the Company’s operating profit for Dr. Reilly, and 0.5% of the Company’s operating profit for Messrs. Soderquist and Price. In fiscal 2009, no bonuses were awarded because of the Company’s financial performance.

Actual cash bonus awards are at the sole discretion of the Executive Committee. The Executive Committee considers the CEO’s recommendations, competitive total cash compensation data by position, and actual bonuses paid in the marketplace at other companies.

Profit Sharing, 401(k), and Supplemental Executive Retirement Plans

The Company provides a non-contributory profit-sharing plan to all employees who qualify as to certain age and length of service requirements. The Company makes contributions to this plan annually as provided by the Board of Directors. In fiscal 2009, the Company made no contribution to the profit-sharing plan because of the Company’s financial performance. The Company also provides a contributory 401(k) retirement plan for all full-time employees who qualify as to certain age and length of service requirements. The Company matches up to 3% of each eligible employee’s contribution. The Company also provides certain executive officers benefits under the Supplemental Executive Retirement Plan. See “Supplemental Executive Retirement Plan” below.

Perquisites

The Company recognizes perquisites as an element of competitive total rewards necessary for the named executive officer to carry out the responsibilities of their position. However, except for Dr. Reilly, no named executive officer received perquisites in excess of $10,000 for fiscal year 2009. Dr. Reilly had a car allowance in the amount of $29,100 for fiscal year 2009.

Benefits

Our benefit programs were established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain high caliber executives. The named executive officers participate in the full range of health and welfare benefits and are covered by the same plans on the same terms as provided to all full-time Company employees, except as set forth below.

•	Supplemental Insurance: The Company provides additional life insurance and disability insurance for its CEO, enhancing the value of our overall package. The Company also pay disability insurance premiums for the CFO.

•	Automobile Program: The Company provides our CEO with an automobile to drive. The CEO reimburses the company a quarterly payment for the personal miles driven. This benefit provides the CEO with an opportunity to use his car for both business and personal use in an efficient manner.

Stock Grant Practices

The Company does not grant any stock options to its named executive officers or employees.

Executive Compensation

The following table represents all compensation earned by the Company’s “named executive officers” for fiscal years 2009, 2008 and 2007.

				Change in Pension
				Value and Non-
				Qualified Deferred
	Fiscal			Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Earnings(1)	Compensation(2)		Total

Stephen J. Price,	2009	$286,360	$0	$45,361	$8,205	(4)	$339,926
President and Chief	2008	$239,875	$16,185	$44,119	$8,983		$309,162
Executive Officer(3)	2007	$235,110	$39,555	$14,238	$13,399		$302,302
Tara Chicatelli,	2009	$61,638	$0	$0	$0		$61,638
Chief Financial Officer(5)	2008	$0	$0	$0	$0		$0
	2007	$0	$0	$0	$0		$0
Lionel L. Reilly, D.V.M.,	2009	$238,926	$0	$327,835	$163,201	(6)	$729,962
President and Chief	2008	$435,066	$31,895	$324,032	$8,983		$799,976
Executive Officer(3)	2007	$382,540	$79,110	$384,228	$19,230		$865,108
Neal B. Soderquist,	2009	$213,924	$0	$52,932	$4,765	(7)	$271,621
Chief Financial Officer	2008	$217,287	$15,985	$51,832	$8,983		$294,087
and Vice President(5)	2007	$184,296	$39,555	$25,891	$13,399		$263,141

(1)	Amounts reported in this column reflect the aggregate increase in the actuarial present value of the benefits under the Company’s Supplemental Executive Retirement Plan. A portion of the change in pension benefits value is attributable to the additional year of service and any annual salary increase. In fiscal years 2009, 2008 and 2007, there were no above-market or preferential earnings on any non-qualified deferred compensation and therefore no such amounts are reflected in this column.

(2)	Certain “named executive officers” are participants of the Company’s Supplemental Executive Retirement Plan as described below.

(3)	Dr. Reilly retired as President of the Company on December 1, 2008 and CEO on January 31, 2009. Mr. Price was elected to fulfill these positions. See “CEO Employment Agreement” below.

(4)	For fiscal year 2009, the Company contributed $8,205 to Mr. Price’s 401(k) Plan.

(5)	Mr. Soderquist resigned as Chief Financial Officer in March 2009, and Ms. Chicatelli commenced the duties of Chief Financial Officer on March 30, 2009.

(6)	For fiscal year 2009, the Company contributed $5,752 to Dr. Reilly’s 401(k) Plan. He also received payments of $29,100 for his auto allowance, $35,000 for consulting fees, and $93,349 pursuant to the terms of the Supplemental Executive Retirement Plan. See “FISCAL 2009 PENSION BENEFITS” and “Reilly Employment and Consulting Agreements” below.

(7)	For fiscal year 2009, the Company contributed $4,765 to Mr. Soderquist’s 401(k) Plan.

FISCAL 2009 PENSION BENEFITS

The table below represents the estimated present value of defined benefits for the Company’s Supplemental Executive Retirement Plan (the “Plan”).

	Number of Years	Present Value of
	Credited	Accumulated	Payments During
Name	Service	Benefit($)(1)	Last Fiscal Year

Lionel L. Reilly, D.V.M.	26.08	$1,995,451	$93,349
Neal B. Soderquist(2)	19.46	$211,898	$0
Stephen J. Price	7.08	$155,148	$0
Tara Chicatelli(3)	—	—	—

(1)	For a discussion of certain assumptions applied in quantifying the present value of the current accrued benefit, see “MANAGEMENT’S DISCUSSION AND ANALYSIS — Pension Accounting” in the Company’s 2009 Annual Report and Note 9 to the 2009 Financial Statements.

(2)	At the time of his resignation, Mr. Soderquist was not and currently is not entitled to receive any payments under the Company’s Supplemental Executive Retirement Plan.

(3)	Ms. Chicatelli is not a participant in the Company’s Supplemental Executive Retirement Plan.

Supplemental Executive Retirement Plan

The Company established the Professional Veterinary Products, Ltd. Supplemental Executive Retirement Plan effective January 1, 2003, as amended from time to time. The Plan is a nonqualified defined benefit plan pursuant to which the Company will pay supplemental pension benefits to certain key employees upon retirement based upon the employees’ years of service and compensation. The Plan is administered by the Executive Committee of the Board of Directors, which determines those highly compensated management employees who are eligible to participate in the Plan. As part of this responsibility, the Committee has discretionary authority to administer the Plan. The Board of Directors has the right to amend or terminate the Plan at any time. No change in the Plan, however, will result in the loss of benefits earned by a participant prior to such amendment or termination.

The Plan provides benefits upon a participant’s retirement, early retirement, disability before retirement, and in some cases, survivor benefits to a participant’s beneficiary. Benefits will also be paid to a participant if the participant’s employment is terminated within three years following a change in control. Under the Plan, a “change of control” is generally defined as a purchase, merger or other combination, of either more than 50% of the Company’s outstanding stock or voting control of the Company or the sale or transfer within a twelve month period of the assets of the Company having a total fair market value of not less than 80% of the total fair market value of all of the assets of the Company. The Plan is an unfunded supplemental retirement plan and is not subject to the minimum funding requirements of the Employee Retirement Income Security Act.

Benefits payable under the Plan are paid exclusively from the Company’s general assets. Because these assets remain subject to the claims of the Company’s general creditors, no security is offered against the Company’s financial inability to pay due to insolvency or bankruptcy. While the Plan is an unfunded non-contributory plan, the Company is informally funding the plan through life insurance contracts on the participants. The life insurance contracts had cash surrender values of $2.7 million at July 31, 2009. The amount of the annual benefit is based upon the final three-year average of compensation paid to such executives. For participants (other than our former Chief Executive Officer), benefits under this Plan can be illustrated as follows:

Average Final Three Years of
Compensation	Plan Benefit

$150,000	$52,500
$200,000	$70,000
$300,000	$105,000
$400,000	$140,000

For the former Chief Executive Officer, Dr. Reilly, benefits under this Plan can be illustrated as follows:

Average Final Three Years of
Compensation	Plan Benefit

$150,000	$90,000
$200,000	$120,000
$300,000	$180,000
$400,000	$240,000

The benefits shown in the above tables are based on base salary for Social Security. For additional information, see “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Reilly Employment and Consulting Agreements

In connection with Dr. Reilly’s retirement, the Employment Agreement dated August 30, 1999 (the “Reilly Employment Agreement”), between Dr. Reilly and the Company was terminated, effective January 31, 2009. Pursuant to the Reilly Employment Agreement, from 1999 until December 1, 2008, Dr. Reilly acted as the President of the Company and from 1999 until January 31, 2009, as Chief Executive Officer. Pursuant to the terms of the agreement, Dr. Reilly was required to devote his full-time professional energy, skill, efforts and attention to the business of the Company. The agreement automatically renewed for successive one year periods. During the period of his employment, Dr. Reilly was entitled to a base salary of not less than $240,000 per year, to be increased in each year thereafter by an amount equal to not less than the percentage increase in the consumer price index over the previous year, with a minimum increase of 3% and a maximum increase of 6%. In July 2005, the Board of Directors determined that Dr. Reilly’s salary should be increased to $332,030, effective August 1, 2005, exceeding the maximum increase of 6%, under the agreement, which was part of a three year phase in plan. Fiscal year 2008 was the final year of the phase-in plan, and the base salary for Dr. Reilly was $437,091. Dr. Reilly also was entitled to quarterly bonuses equal to 1% of the quarterly net income before the shareholder performance rebate and income tax expense based on the Company’s unaudited consolidated financial statements. Pursuant to the terms of the Reilly Employment Agreement, Dr. Reilly is bound by confidentiality provisions and covenants not to compete with the Company for period of one year period after the end of his employment.

On January 30, 2009, Reico, Inc. (“Reico”) and the Company entered into an Agreement (the “Consulting Agreement”) pursuant to which Reico provides consulting services to the Company’s Board of Directors and its Chief Executive Officer. Reico is owned by Dr. Reilly. The initial term of the Consulting Agreement is two years and commenced February 1, 2009. The Consulting Agreement may be terminated by either party at any time upon 30 days’ written notice to the other party. In consideration of its services, Reico shall receive $84,000 per year, payable in 12 monthly installments.

The Company previously purchased two life insurance policies on the life of Dr. Reilly. Both policies are flexible premium adjustable life insurance policies for $250,000 each. The Company is the beneficiary of one of the policies and the Lionel Reilly Trust is the beneficiary of the other policy. See “Supplemental Executive Retirement Plan” above.

CEO Employment Agreement

Effective February 1, 2009, Mr. Price was named Chief Executive Officer, and the Company and Mr. Price entered into the Employment Agreement (the “CEO Employment Agreement”). The initial term of the CEO Employment Agreement is one year and may be terminated by Mr. Price at any time upon 60 days’ prior written notice.

Under the CEO Employment Agreement, the Company shall pay Mr. Price an annualized base salary of (i) $374,667, payable in consecutive bi-weekly installments during the period of February 1, 2009 — July 31, 2009, and (ii) $437,000, payable in consecutive bi-weekly installments during the period of August 1, 2009 — December 31, 2009. After 2009, the base salary may be increased each year at the discretion of the Company’s Board of Directors. Under the CEO Employment Agreement, Mr. Price is entitled to severance payments in the event he is terminated for any reason, other than for cause. In such event, Mr. Price shall be entitled to receive his base salary in the amount as in effect at the time of termination and health insurance benefits for a period of one year and all payments due under the Supplemental Executive Retirement Plan. Under the CEO Employment Agreement, Mr. Price is bound by certain confidentiality provisions and for a period of one year following termination and is restricted from soliciting customers of and competing with the Company.

Soderquist Severance Agreement

Mr. Soderquist resigned as Chief Financial Officer in March 2009, and his employment ended on April 10, 2009. In connection with his resignation, the Company and Mr. Soderquist entered into a Severance Agreement (the “Severance Agreement”), effective on April 9, 2009 (the “Effective Date”). Pursuant to the terms of the Severance Agreement, Mr. Soderquist receives payment of his salary, less applicable withholdings, in effect on the Effective Date for a period of forty-eight weeks, payment of his medical, vision and dental insurance premiums at the same rate as existing employees for a period of forty-eight weeks, if he elects continued coverage under the Company’s employee health insurance plan pursuant to COBRA, and payment of a maximum of $6,500 for outplacement services through a provider selected by Mr. Soderquist. In consideration for these payments, Mr. Soderquist agreed (i) to release any and all claims that he has or may have as of the Effective Date against the Company, (ii) to cooperate with the Company with respect to the defense of any matter of which Mr. Soderquist has knowledge as a result of his employment with the Company, (iii) to certain confidentiality and non-disparagement obligations, and (iv) not to solicit for employment any current employee of the Company with whom Mr. Soderquist worked and had personal contact while employed by the Company, subject to certain exceptions, for a one year period.

Change of Control

For additional information on change-of-control agreements with executive officers, see “Supplemental Executive Retirement Plan” above.

Executive Committee Report on Executive Compensation for Fiscal Year 2009

The following report of the Executive Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company with the SEC under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent that the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

In conjunction with the preparation of the Company’s Annual Report on Form 10-K for the year ended July 31, 2009 and this Proxy Statement for the Annual Meeting of Shareholders to be held on January 8, 2010, the Executive Committee has reviewed and discussed with management the accompanying Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.

Based on the foregoing review and discussion, the Executive Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and incorporated by reference into the Annual Report on Form 10-K for the year ended July 31, 2009.

Executive Committee:

Scott A. Shuey, D.V.M. Chairman
A. Donald Janezic, Jr.
Eileen Sam Holly Morris, D.V.M.
Thomas E. Wakefield, D.V.M.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s Articles of Incorporation specifically provide that each shareholder is entitled to own only one share of stock. Thus, there is no shareholder that currently owns or will own more than one share in the future, and no shareholder owns less than or a fractional portion of a single share. Accordingly, no single shareholder owns 5% of the outstanding Common Stock. The percentages shown below are based on 1,928 shares of Common Stock outstanding on November 20, 2009. The business address of each beneficial owner set forth below is 10077 S. 134th Street, Omaha, Nebraska 68138. Except as indicated and subject to community property laws where applicable, the persons named in the table have sole voting and investment power for each share beneficially owned by them.

	Shares
	Beneficially		Percentage
Name of Beneficial Owner	Owned(1)	Nature of Beneficial Ownership	of Class

Tara Chicatelli	0		—
Donald R. Fogle, D.V.M.	1	By Northwest Veterinary Hospital(2)	*
James Alan Hoffmann, D.V.M.	1		*
A. Donald Janezic, Jr.	0		—
Charles W. Luke, D.V.M.	1		*
Eileen Sam Holly Morris, D.V.M.	1		*
Rhonda Lee Pierce, D.V.M.	1	By Fred G. Garrison, D.V.M.(3)	*
Stephen J. Price	0		—
Lionel L. Reilly, D.V.M.	0		—
Scott A. Shuey, D.V.M.	1	By Southern Hills Veterinary, Inc.(2)	*
Neal B. Soderquist	0		—
Thomas E. Wakefield, D.V.M.	1	By Perry Veterinary Clinic, P.L.L.C.(2)	*
Vicky Wilkey, D.V.M.	1		*

All executive officers and directors as a group (13 persons)	8		*

*	Less than one percent

(1)	No shareholder has the right to acquire beneficial ownership of any additional securities.

(2)	Voting power shared with owners of veterinary practice.

(3)	Dr. Garrison is the sole owner of Centreville Animal Hospital, which employs Dr. Pierce. Dr. Pierce disclaims beneficial ownership of the share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not made loans to, loan guarantees on behalf of, or engaged in material transactions with the Company officers, directors or shareholders except as otherwise disclosed herein. In 2002, the Sarbanes-Oxley Act made it unlawful for any publicly traded company to extend or maintain credit, to arrange for the extension of credit, or to renew an extension of credit in the form of a personal loan to or for the benefit of executive officers and directors. The Sarbanes-Oxley Act also provides that an extension of credit maintained by such company on the date of enactment of the Sarbanes-Oxley Act will be “grandfathered” and therefore not subject to the Act as long as there is no material modification to any term of any such extension of credit or renewal of any such extension of credit on or after the enactment date. The Company does not believe that making additional payments under the pre-existing insurance arrangements should constitute banned personal loans, and to the extent certain policies may be considered loans, the Company’s current arrangements are grandfathered under the Sarbanes-Oxley Act and are not prohibited. The Company pays premiums for the benefit of Dr. Reilly.

From time to time, we have engaged in transactions with affiliated parties. The directors and/or their related practices, acting in their capacity as shareholders, have purchased items related to the practice of veterinary medicine from the Company on the same terms and conditions as every other shareholder. As a matter of policy, all future material transactions between the Company and any of its officers, directors, or shareholders or other affiliates will be approved by our Audit Committee or a majority of the independent and disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of the Company.

Until July 2008, the Company owned a 20% interest in AAHA Services Corporation (“SERVCO”) d/b/a MARKETLink, a wholly-owned subsidiary of American Animal Hospital Association, and Dr. Reilly served on the board of SERVCO. During the fiscal year ended July 31, 2009, SERVCO represented approximately 11% of the Company’s total net sales and other revenue. The agreement between Company and SERVCO terminated according to its terms on June 30, 2008, and on July 14, 2008, the Company sold its shares of common stock in SERVCO, for an aggregate purchase price of $1.4 million (a loss of approximately $571,000).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of in excess of 10% of any such class are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. We believe that our officers and directors complied with all Section 16(a) filing requirements applicable to them during the preceding fiscal year. The Company does not have any beneficial owners holding more than 10%.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The principal independent registered public accounting firm utilized by the Company during fiscal 2009 and 2008 was BKD, LLP (“BKD”). The Audit Committee intends to select BKD, as its independent registered public accounting firm for fiscal 2010. Representatives from BKD are not expected to attend the Annual Meeting. Quick & McFarlin, P.C. served as the Company’s independent auditor in fiscal 2008 for purposes of auditing the Company’s employee benefit plan.

Principal Accounting Fees and Services

The aggregate fees billed by BKD for the fiscal years ended July 31, 2009 and 2008 and by Quick & McFarlin for the fiscal year ended July 31, 2008, are as follows:

	BKD	BKD	Quick & McFarlin
	Fiscal 2009	Fiscal 2008	Fiscal 2008

Audit Fees(1)	$160,000	$133,000	$2,500
Audit-Related Fees(2)	15,000	0	10,100
Tax Fees(3)	0	7,000	0
All Other Fees(4)	0	0	1,125

Total:	$175,000	$140,000	$13,725

(1)	The aggregate Audit Fees billed for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included in Forms 10-Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	The aggregate Audit-Related Fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements. The Audit-Related Fees in fiscal 2009 and 2008 related to the audit of the Company’s employee benefit plan.

(3)	The aggregate Tax Fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

(4)	The aggregate All Other Fees billed for products and services provided by the principal accountant.

None of the services described above were approved pursuant to the de minimus exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

On May 18, 2007, the Company’s Audit Committee recommended to the Board of Directors the dismissal of Quick & McFarlin upon its completion of the audit and the filing of the Form 10-K for the fiscal year ending July 31, 2007. Quick & McFarlin audited the Company’s financial statements for each of the six years in the period ended July 31, 2007. For the fiscal years ended July 31, 2006 and 2007 and any subsequent interim period, Quick & McFarlin’s reports on such financial statements did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting policies. For the fiscal years ended July 31, 2006 and 2007 and any subsequent interim period, there were no disagreements with Quick & McFarlin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Quick & McFarlin, would have caused Quick & McFarlin to make reference to the subject matter of the disagreement in connection with its report, and there were no reportable events as described Item 304(a)(1)(v) of Regulation S-K.

On July 27, 2007, the Company formally retained BKD as the Company’s independent accountant to audit its financial statements for the year ending July 31, 2008. During the two most recent fiscal years ended July 31, 2006, and the subsequent interim period preceding such engagement, neither the Company nor anyone on its behalf has consulted with BKD regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, nor did BKD provide to the Company a written report or oral advice regarding such principles or audit opinion; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Our Audit Committee has maintained a policy pursuant to which it pre-approves all audit services to be performed by our independent public accountants in order to assure that the provision of such services is compatible with maintaining the accountant’s independence. Under this policy, pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement. Management and the independent public accountant are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent accountant in accordance with the annual pre-approval, and the fees for the services performed to date. To the extent that management believes that a new service or the expansion of a current service provided by the independent accountant is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent accountant to render such services. The Audit Committee pre-approved the services relating to the Audit-Related Fees set forth above for the audit of the Company’s employee benefit plan in 2008 and 2009.

SHAREHOLDER PROPOSALS

To be eligible for inclusion in the Company’s proxy statement and form of proxy for the Company’s next Annual Meeting of Shareholders, shareholder proposals intended to be presented at that meeting must be received by the Company in writing on or before July 27, 2010. However, if the date of the Company’s next Annual Meeting of Shareholders is more than thirty days before or after January 8, 2011, then the deadline for submitting any such shareholder proposal for inclusion in the proxy materials relating to the Annual Meeting of Shareholders will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8. Please send any such proposals to Professional Veterinary Products, Ltd., 10077 South 134th Street, Omaha, Nebraska 68138, Attention: Chief Executive Officer.

Shareholders wishing to submit proposals or director nominations to be considered at our next Annual Meeting of Shareholders but that are not to be included in the Company’s proxy statement and form of proxy must submit such proposal or director nomination to the Secretary of the Company on or before September 9, 2010. However, if the date of the Annual Meeting of Shareholders is more than thirty days before or after January 8, 2011, then the deadline for submitting any such shareholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting. Under Rule 14a-4(c)(1) of the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our 2009 proxy statement will have discretionary authority to vote on any shareholder proposal that is not received on or prior to the deadline described above.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s 2009 Annual Report to shareholders, including financial statements, has accompanied the mailing of this proxy statement. The Annual Report does not constitute and should not be considered a part of this proxy solicitation material.

The Company will provide without charge to each shareholder solicited, upon the written request of any such shareholder, a copy of its Annual Report on Form 10-K filed with the SEC, including the financial statements, exhibits, and schedules thereto, for the fiscal year ended July 31, 2009. Such written request should be directed to Professional Veterinary Products, Ltd., 10077 South 134th Street, Omaha, Nebraska 68138, Attention: Kim McMillan, Executive Assistant.

OTHER BUSINESS

The Board does not know of any other matter to be presented at the Annual Meeting, but should any other matter properly come before the Annual Meeting, or any adjournment thereof, proxies will vote on such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Stephen J. Price
Stephen J. Price, President and
Chief Executive Officer

November 24, 2009

TO BE CERTAIN THAT YOUR SHARE WILL BE REPRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO SUBMIT YOUR PROXY VIA THE INTERNET, BY PHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD BY FACSIMILE OR BY MAIL AT YOUR EARLIEST CONVENIENCE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON.

ANNUAL MEETING OF PROFESSIONAL VETERINARY PRODUCTS, LTD.

Date:	January 8, 2010
Time:	10:00 A.M. (Central Time)
Place:	10077 S. 134th St., Omaha, NE 68138
See Voting Instruction on Reverse Side.
Please make your marks like this: ☒ Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR proposal 1.
1: Election of Class I Directors
01 Eileen Sam Holly Morris, D.V.M.
02 Thomas E. Wakefield, D.V.M.

Vote For	Withhold Vote	*Vote For
All Nominees	From All Nominees	All Except

☐	☐	☐

* INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations and other entities should provide full name of corporation/entity and title of authorized officer signing the proxy.
Annual Meeting of Professional Veterinary Products, Ltd.
to be held on Friday, January 8, 2010
for Shareholders as of November 20, 2009
This proxy is solicited on behalf of the Board of Directors
VOTED BY:

INTERNET	TELEPHONE

Go To		866-220-2494
www.proxypush.com/pvpl		• Use any touch-tone telephone.
• Cast your vote online.	OR	• Have your Proxy Card ready.
• View Meeting Documents.		• Follow the simple recorded instructions.

MAIL	FAX

OR	• Mark, sign and date your Proxy Card. • Detach your Proxy Card. • Return your Proxy Card in the postage-paid envelope provided.	OR	919-469-1355 • Mark, sign and date your Proxy Card. • Fax to the number above.
By signing the proxy, you revoke all prior proxies and appoint Stephen J. Price, President and CEO and Tara Chicatelli, CFO, and each of them acting in the absence of the other, with full power of substitution to vote your shares on matters shown on the Proxy Card and any other matters that may come before the Annual Meeting and all adjournments.
All votes must be received by 5:00 P.M., Central Time, January 7, 2010, unless you vote in person.
PROXY TABULATOR FOR
PROFESSIONAL VETERINARY
PRODUCTS, LTD.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #
CLIENT #
OFFICE #

Revocable Proxy — Professional Veterinary Products, Ltd.
Annual Meeting of Shareholders
January 8, 2010, 10:00 a.m. (Central Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned appoints Stephen J. Price and Tara Chicatelli, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Professional Veterinary Products, Ltd. that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Friday, January 8, 2010 at 10:00 a.m. at the Company’s headquarters, 10077
S. 134th Street, Omaha, Nebraska, and any and all adjournments thereof, as set forth below.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:
FOR the nominees for directors specified
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)